Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation, by reference, in this Registration Statement on Form S-8 of our report dated March 30, 2022 relating to the consolidated financial statements which appeared in Mobivity Holdings Corp.’s Annual Report on Form 10-K for the years ended December 31, 2021 and 2020.

/s/ M&K CPA’s, PLLC

Houston, TX

September 21, 2022